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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Morgans Hotel Group Co.
New York, New York

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 27, 2007, relating to the consolidated/combined financial statements of Morgans Hotel Group Co. and Morgans Hotel Group Co. Predecessor appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP BDO Seidman, LLP New York, New York

June 27, 2007

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Consent of Independent Registered Public Accounting Firm